UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Constant Contact, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3285398 (I.R.S. Employer Identification No.)

Reservoir Place, 1601 Trapelo Road, Suite 329, Waltham MA (Address of principal executive offices)	02451 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-144381

(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:   Not applicable

Item 1:    Description of Registrant’s Securities to be Registered.
The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.01 per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-144381) is incorporated herein by reference.
Item 2:    Exhibits.
None.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONSTANT CONTACT, INC.
By:	/s/ Robert P. Nault
	Name:	Robert P. Nault
	Title:	Vice President and General Counsel

Dated: September 27, 2007